Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-280651 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Six Flags Entertainment Corporation and the effectiveness of Six Flags Entertainment Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
February 26, 2026